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                                   EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Home City Financial Corporation, (the "Company") on Form 10-QSB for the three months and nine months ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, J. William Stapleton, President, Chief Executive Officer and Chief Operating Officer, and Charles A. Mihal, Secretary, Treasurer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ J. William Stapleton                     /s/ Charles A. Mihal
-----------------------------------          -----------------------------------
J. William Stapleton, President,             Charles A. Mihal
Chief Executive Officer and                  Secretary, Treasurer and
Chief Operating Officer                      Chief Financial Officer



Date:  November 9, 2005                      Date:   November 9, 2005
       ---------------------------                   ---------------------------


A signed original of this written statement has been provided to Home City Financial Corporation and will be retained by Home City Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.



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